Exhibit 99.1

ManTech Announces Financial Results for Fourth Quarter and Fiscal Year 2009

•	Revenue: $542.1 million (up 10%) for Q4, $2.02 billion (up 8%) for fiscal year

•	Operating Margin: 8.7% (up 30 bps) for Q4, 8.9% (up 70 bps) for fiscal year

•	Net Income: $29.5 million (up 20%) for Q4, $111.8 million (up 24%) for fiscal year

•	Diluted EPS: $0.82 (up 19%) for fourth quarter, $3.11 (up 22%) for fiscal year

•	FY10 guidance: double-digit growth in organic revenue, net income, and EPS

FAIRFAX, Virginia, February 24, 2010 – ManTech International Corporation (NASDAQ: MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the fourth quarter and fiscal year 2009, which ended December 31, 2009.

“I am pleased to report that ManTech closed fiscal year 2009 in strong fashion, as we accelerated organic growth, expanded operating margin and profitability, and continued our focus on cash management,” said George J. Pedersen, ManTech Chairman and Chief Executive Officer. “Our acquisition of Sensor Technologies Inc. in January and recent large competitive awards position us to deliver organic growth and enhance shareholder value in 2010. I believe that our strategy to focus on high-end defense and intelligence work and to support our customers’ missions around the globe in about 40 countries will continue to drive growth and differentiate ManTech in the marketplace.”

Summary Operating Results

Revenues for the quarter were $542.1 million, up 10 percent from $494.7 million in the fourth quarter of fiscal year 2008. Revenues for the year were $2.02 billion, up 8 percent from $1.87 billion in fiscal year 2008. Organic growth was 8 percent for the quarter and 6 percent for the fiscal year, driven primarily by expansions in the Company’s in-theater logistics support and cyber security services.

Operating income for the quarter was $47.4 million (8.7 percent of revenue), up 15 percent from $41.4 million (8.4 percent of revenue) in the fourth quarter of fiscal year 2008. Growth in quarterly operating margin percentage was driven by improved contract fees as well as a more efficient indirect cost structure. Full-year operating income was $179.1 million (8.9 percent of revenue), up 17 percent from $153.4 million (8.2 percent of revenue) in fiscal year 2008.

Net income for the quarter was $29.5 million, up 20 percent from $24.6 million in the fourth quarter of fiscal year 2008. Net income grew more rapidly than operating income because of a drop in the effective tax rate from 40 percent in the fourth quarter of fiscal year 2008 to 37.7 percent as a result of favorable fluctuations in deferred compensation assets. Full-year net income was $111.8 million, up 24 percent from $90.3 million in fiscal year 2008.

Diluted earnings per share for the quarter were $0.82, up 19 percent from $0.69 in the fourth quarter of fiscal year 2008, driven by the increase in net income offset by a slightly higher share count compared to the prior year quarter. Diluted earnings per share for the year were $3.11, up 22 percent from $2.55 in fiscal year 2008.

Cash Management and Capital Deployment

Cash flow from operations for the quarter was $34 million (or 1.1 times net income), up from $10 million in the fourth quarter of fiscal year 2008. Cash collections continued to be strong as days sales outstanding (DSO) were 66 days, two days higher sequentially and an eight-day improvement year-over-year. For the year, cash flow from operations was $132 million (or 1.2 times net income), up 4 percent from $127 million in fiscal year 2008.

As of December 31, 2009, the company had $86 million in cash and cash equivalents and no long-term debt. After the close of the quarter, the Company acquired Sensor Technologies Inc. (STI), a leading provider of C4ISR services to the U.S. Army, for $242 million.

Contract Awards

Contract awards (bookings) totaled $574 million in the fourth quarter and $1.95 billion for the fiscal year, representing a book-to-bill ratio of 1.1 and 1.0 for the fourth quarter and fiscal year, respectively. Large, competitive definite delivery contract awards received during the quarter include:

•

U.S. Army Electronic Proving Ground (EPG) Testing Support. Under a five-year, $286 million contract from EPG, ManTech will support testing for Command, Control, Communications, Computers and Intelligence (C4I), navigation, and sensor systems for reliability, availability and maintainability, electromagnetic interference/compatibility, and security. ManTech personnel will support EPG in Forts Huachuca, Hood, Bliss, and Lewis as well as Aberdeen and Yuma Proving Grounds and White Sands Missile Range.

•

Defense Advanced Research Projects Agency (DARPA) Director’s Office Support. ManTech received a five-year, $42 million contract to continue its Systems Engineering and Technical Assistance (SETA) support of Technology Transition and Strategic Support program for the DARPA Director’s Office.

•

Intelligence Support Services for Multi-National Force–Iraq (MNF-I). On a subcontract to L-3 for about $40 million, ManTech will provide the MNF–I with counterintelligence support, intelligence analysis and media exploitation analysis. ManTech personnel work closely with troops in the field and are among the first to see and evaluate digital media seized during military operations.

The bookings total excludes awards in the quarter with an active protest as well as multiple-award indefinite delivery/indefinite quantity (ID/IQ) contracts where ManTech has no history of performance. After the quarter closed, the government awarded ManTech a $99 million single-award ID/IQ to provide systems engineering support to the Department of Homeland Security’s Secure Border Initiative after overturning the previous incumbent’s protest.

The company’s backlog of business at the end of fiscal year 2009 was $3.8 billion, of which $1.1 billion was funded. As compared to the end of fiscal year 2008, total backlog decreased 5 percent and funded backlog decreased 8 percent, driven primarily by strong demand in advance of the recompete of the in-theater logistics support business. As of December 31, 2009, STI had funded and total backlog of $0.3 billion and $1.0 billion, respectively. On a pro-forma basis, the combined companies had $1.4 billion funded and $4.8 billion total backlog to support growth in 2010 and beyond.

“We are starting to see the fruits of our strategy to build on our great foundation of cash generation and redirect resources to top-line growth initiatives,” said Lawrence B. Prior, III, ManTech President and Chief Operating Officer. “We have added more than 800 employees since the last earnings call, and we are demonstrating on a daily basis that we can take away market share. The recent Quadrennial Defense Review and FY11 Presidential Budget submission make it clear that we are absolutely in the growth markets in the federal government.”

Forward Guidance

ManTech enters fiscal year 2010 with a healthy backlog and a strong market position, and the company expects to achieve revenue, net income, and diluted earnings per share within the ranges specified in the table below. The guidance includes the acquisition of STI, but it assumes no future acquisitions or divestitures.

Measure	Fiscal 2010 Guidance
Revenue (million)	$2,630 - $2,850
Net Income (million)	$128 - $138
Diluted Earnings Per Share	$3.50 - $3.75

Kevin M. Phillips, ManTech Chief Financial Officer commented, “We feel confident forecasting robust growth for fiscal year 2010. Because of the increased levels and variability of material purchases in our revenue as we provide direct support to our customers in theater, we have moved to a policy of providing annual guidance with quarterly updates as appropriate. Still, we are totally committed to providing potential investors with sufficient information to make informed decisions based on our business prospects.”

Conference Call

ManTech executive management will hold a conference call today at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts and institutional investors may participate on the conference call by dialing (888) 791-4324 (domestic) or (913) 981-4904 (international) and entering passcode 8846208. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech web site (www.mantech.com).

A replay of the conference call will be available by telephone approximately one hour after conclusion of the call through March 10, 2010 by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international) and entering passcode 8846208. In addition, a replay of the webcast will be available on the ManTech web site approximately two hours after the conclusion of the conference call.

About ManTech

Headquartered in Fairfax, Virginia with approximately 8,800 professionals, ManTech is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; the departments of Defense, State, Homeland Security and Justice; the Space Community; the National Oceanic and Atmospheric Administration; and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, enterprise architecture, cyber security, information assurance, intelligence operations and analysis support, network and critical infrastructure protection, information operations and information warfare support, information technology, communications integration, global logistics and supply chain management, and service oriented architectures. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts, or win recompetes; adverse results of U.S. government audits of our government contracts; risks associated with complex U.S. government procurement laws and regulations; adverse effect of contract consolidations; risk of contract performance or termination; failure to obtain option awards, task orders or funding under contracts; adverse changes in our mix of contract types; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; risks of financing, such as increases in interest rates and restrictions imposed by our credit agreement; risks related to an inability to obtain new or additional financing; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2009, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this press release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Contact

Stuart Davis

Corporate EVP, Strategy and Communications

(703) 218-8269

stuart.davis@mantech.com

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Per Share Amounts)

	December 31,
	2009	2008
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$86,190	$4,375
Receivables—net	399,239	407,248
Prepaid expenses and other	11,182	14,200

Total Current Assets	496,611	425,823

Property and equipment—net	14,498	16,563
Goodwill	488,217	479,516
Other intangibles—net	73,684	78,710
Employee supplemental savings plan assets	21,065	14,771
Other assets	6,672	6,329

TOTAL ASSETS	$1,100,747	$1,021,712

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of debt	$—	$44,100
Accounts payable and accrued expenses	157,358	157,407
Accrued salaries and related expenses	55,429	75,121
Billings in excess of revenue earned	7,737	8,451

Total Current Liabilities	220,524	285,079

Accrued retirement	22,033	15,930
Other long-term liabilities	6,877	7,769
Deferred income taxes—non-current	33,848	32,398

TOTAL LIABILITIES	283,282	341,176

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 22,602,110 and 21,765,004 shares issued at December 31, 2009 and 2008; 22,359,070 and 21,521,964 shares outstanding at December 31, 2009 and 2008	226	218
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,605,345 and 13,958,345 shares issued and outstanding at December 31, 2009 and 2008	136	140
Additional paid-in capital	362,730	336,454
Treasury stock, 243,040 shares at cost at December 31, 2009 and 2008	(9,114)	(9,114)
Retained earnings	464,742	352,978
Accumulated other comprehensive loss	(172)	(140)
Unearned Employee Stock Ownership Plan Shares	(1,083)	—

TOTAL STOCKHOLDERS’ EQUITY	817,465	680,536

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,100,747	$1,021,712

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands Except Per Share Amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2009 (unaudited)	2008 (unaudited)	2009 (unaudited)	2008
REVENUES	$542,066	$494,709	$2,020,334	$1,870,879
Cost of services	450,651	410,143	1,668,763	1,565,198
General and administrative expenses	44,004	43,196	172,492	152,323

OPERATING INCOME	47,411	41,370	179,079	153,358
Interest expense	(220)	(405)	(1,141)	(3,978)
Interest income	54	101	215	812
Other income (expense), net	96	122	355	(233)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	47,341	41,188	178,508	149,959
Provision for income taxes	(17,825)	(16,589)	(66,744)	(59,667)

NET INCOME	$29,516	$24,599	$111,764	$90,292

BASIC EARNINGS PER SHARE:
Class A basic earnings per share	$0.82	$0.69	$3.13	$2.58

Weighted average common shares outstanding	22,318	21,470	21,980	20,982

Class B basic earnings per share	$0.82	$0.69	$3.13	$2.58

Weighted average common shares outstanding	13,605	13,958	13,707	14,046

DILUTED EARNINGS PER SHARE:
Class A diluted earnings per share	$0.82	$0.69	$3.11	$2.55

Weighted average common shares outstanding	22,596	21,821	22,278	21,413

Class B diluted earnings per share	$0.82	$0.69	$3.11	$2.55

Weighted average common shares outstanding	13,605	13,958	13,707	14,046

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Year Ended December 31,
	2009	2008
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$111,764	$90,292
Adjustments to reconcile net income to net cash provided by operating activities:

Stock-based compensation	8,289	6,626
Excess tax benefits from the exercise of stock options	(1,121)	(6,446)
Deferred income taxes	(201)	8,157
Depreciation and amortization	17,747	17,323
Change in assets and liabilities—net of effects from acquired and disposed businesses:
Receivables-net	9,296	(62,513)
Prepaid expenses and other	4,640	(223)
Accounts payable and accrued expenses	997	59,888
Accrued salaries and related expenses	(20,050)	11,768
Billings in excess of revenue earned	(714)	85
Accrued retirement	6,103	(3,043)
Other	(4,503)	5,352

Net cash flow from operating activities	132,247	127,266

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,021)	(5,050)
Investment in capitalized software for internal use	(2,218)	(2,742)
Proceeds from note receivable	—	5,126
Acquisition of businesses, net of cash acquired	(13,775)	(36,496)

Net cash flow from investing activities	(20,014)	(39,162)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	12,561	22,677
Excess tax benefits from the exercise of stock options	1,121	6,446
Net (decrease) increase in borrowing under lines of credit, net of associated origination fees	(44,100)	(120,900)

Net cash flow from financing activities	(30,418)	(91,777)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	81,815	(3,673)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,375	8,048

CASH AND CASH EQUIVALENTS, END OF PERIOD	$86,190	$4,375